Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                           Current Report Pursuant To
                               Section 13 or 15(d)
                     Of The Securities Exchange Act of 1934

                          Date of Report: June 12, 2003

                      Taurus Entertainment Companies, Inc.
             (Exact Name of Registrant As Specified in Its Charter)

           Colorado                       000-08835           84-0736215
 (State Or Other Jurisdiction    (Commission File Number)    (IRS Employer
Of Incorporation Or Organization)                            Identification No.)

                       19901 Southwest Freeway, Suite 209
                             Sugar Land, Texas 77479
          (Address Of Principal Executive Offices, Including Zip Code)

                                 (281) 207-5484
              (Registrant's Telephone Number, Including Area Code)


ITEM 1. CHANGE OF CONTROL OF REGISTRANT.

     On June 12, 2003, Taurus Entertainment Companies, Inc. ("Taurus"), a Colorado corporation and Alfred Oglesby, the sole stockholder of all the outstanding capital stock of Bluestar Physical Therapy, Inc., a Texas corporation ("Bluestar"), entered into a Stock Exchange Agreement ("Exchange Agreement") whereby Mr. Oglesby tendered to Taurus all issued and outstanding shares of common stock of Bluestar in exchange for 9,650,000 shares of restricted common stock of Taurus. Bluestar is now a wholly-owned subsidiary of Taurus. The terms and conditions of the Exchange Agreement were the result of arm's length negotiations. However, no appraisal was taken.

     At the same time, the Board of Directors of Taurus appointed Mr. Oglesby as a Director of Taurus and appointed Mr. Oglesby as President and Chief Financial Officer.

ITEM 2. ACQUISITION AND DISPOSITION OF ASSETS.

     On June 12, 2003, and subsequent to entering into the Exchange Agreement with Mr. Oglesby, Taurus entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Rick's Cabaret International, Inc., a Texas corporation, Inc. ("Rick's), whereby Taurus agreed to sell to Rick's the assets


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and liabilities of Taurus related to all of Taurus's businesses as they existed immediately prior to the execution of the Exchange Agreement, including all issued and outstanding shares of common stock of Taurus's subsidiaries (other than Bluestar), which are: (i) Broadstreets Cabaret, Inc., a Texas corporation;
(ii) XTC Cabaret, Inc., a Texas Corporation; and (iii) Citation Land, L.L.C, a Texas limited liability company (collectively, the "Other Subsidiaries and Businesses") in exchange for 3,752,008 shares of common stock of Taurus owned by Rick's and $20,000 in cash. These 3,752,008 shares were cancelled by us.

     In addition, Rick's indemnified Taurus for all of the liabilities of Taurus assumed by Rick's pursuant to the Asset Purchase Agreement (the "Indemnified Liabilities"). The Indemnified Liabilities are any liabilities related to the assets acquired by Rick's from Taurus that existed or that may arise in the future under an Indemnification and Transaction Fee Agreement ("Indemnification Agreement") that was executed on June 12, 2003. Under the Indemnification Agreement, Taurus agreed to pay $270,000 to Rick's, payable $140,000 at closing, with $60,000 due on July 15, 2003, and $70,000 due on August 15, 2003. Mr.
Oglesby personally guaranteed the payment of the remaining $130,000. The terms and conditions of the Exchange Agreement and the Indemnification Agreement were the result of arm's length negotiations. However, no appraisal was taken.

     Prior to these transactions, Rick's owned 93% of our outstanding common stock. After these transactions, Rick's will own approximately 2% of our common stock. Prior to these transactions, Eric Langan was our sole Director, President and Chief Financial Officer. Mr. Langan has resigned his positions of President and Chief Financial Officer on June 12, 2003. Mr. Langan remains as a Director. Mr. Langan is a Director and the President of Rick's. The transaction whereby Rick's acquired the assets and liabilities of our Other Subsidiaries and Businesses was a related party transaction.

ABOUT  TAURUS

     Taurus was organized in 1977, as a Colorado corporation. Since 1997, Taurus has been in the adult entertainment business. Taurus common stock trades on the OTC Bulletin Board under the trading symbol "TAUR". As a result of entering into the Exchange Agreement and the Asset Purchase Agreement, Taurus will no longer be engaged in the adult entertainment business. Taurus's new business strategy will be to acquire, develop and operate licensed outpatient physical therapy clinics nationwide.

     The number of shares of common stock outstanding immediately after all of the transactions described herein will be 10,208,004 shares of common stock.

ABOUT  BLUESTAR

     Bluestar is a development stage company which intends to acquire, develop, and operate licensed outpatient physical therapy clinics nationwide. The clinics will provide post-operative care and treatment for a variety of orthopedic related disorders and sports-related injuries only on an outpatient basis. Bluestar's growth strategy is to acquire and develop outpatient physical therapy clinics initially in Texas and the South and later to expand on a national basis.

     Bluestar believes that the outpatient physical therapy clinic market is in a consolidation phase, due primarily to: (i) increasing legislative, medical association and third party payor pressure on physicians to divest themselves of


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their ownership interests in clinics to which they refer patients; and (ii) the increased complexity and changing dynamics of third party payor reimbursement systems. Bluestar believes there is a high concentration of owner operators who are in need of an exit strategy from there ownership. In many cases the owner operator has reached his or her level of competency and efficiency and can no longer grow his business effectively. Bluestar believes that the entities that these owner operators run tend to represent a disproportionate amount of their respective personal assets. Such circumstances in this industry combined with the economic benefits of industry consolidation such as centralized purchasing, third-party payor contracts and centralized management practices, create a business opportunity for Bluestar. Bluestar's marketing strategy is to acquire existing operating physical therapy clinics and consolidate them. Bluestar has developed a model for the type of clinics it contemplates acquiring. Bluestar believes that it can create efficiencies and economies of scale.

     The staff of a typical clinic includes one or more licensed physical therapists, office personnel, physical therapist aids, and exercise physiologists. The clinics provide basic outpatient physical therapy services for patients that are referred by physicians. The principal sources of payment for the clinic's services are commercial health insurance and worker's compensation insurance. Patients requiring these types of services are typically treated for approximately one hour per day, three times a week for two to four weeks. The fee for the treatment is based on a "per procedure" basis. Where appropriate, the clinics will develop individual maintenance exercise programs to be continued after treatment and advise on postural improvements and changes in work habits and lifestyle. Bluestar intends to assess the potential for developing new services and expanding the method of providing customary services with an emphasis on health insurance and worker's compensation insurance cost containment.

OUR  DIRECTORS  AND  EXECUTIVE  OFFICERS

     Set forth below are the names, ages, positions, with the Company and business experiences of the executive officers and directors of the Company.

Name               Age          Position
--------------------------------------------------------------
Alfred  Oglesby     36          Director  and  President,
                                Chief  Financial  Officer  and  Secretary
Eric  Langan        35          Director

     All directors hold office until the next annual meeting of the our shareholders and until their successors have been elected and qualify. Officers serve at the pleasure of the Board of Directors. The officers and directors will devote such time and effort to the business and affairs of the Company as may be necessary to perform their responsibilities as executive officers and or directors of the Company.

     Alfred Oglesby formed Bluestar Physical Therapy, Inc. in March 2003. In 2000 through 2002 , Mr. Oglesby was an investor in several private physical therapy clinics in the Southwest. From 1998 through 2000, Mr. Oglesby served as a Director and a licensed financial advisor at Oglesby & Londergan, a registered investment advisory firm based in Houston, Texas. From 1996 through 1998, Mr.


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Oglesby served as a licensed financial advisor at Waddell & Reed Financial
Services. Prior to 1996, Mr. Oglesby played professional football for the Miami Dolphins and the New York Jets of the National Football League ("NFL")where he became acquainted with the benefits of physical therapy. Mr. Oglesby attended the University of Houston and is a member of the University's Board of Directors. Mr. Oglesby is on the Board of Directors of the Urban League.

     Eric S. Langan has been a Director of Taurus since 1997 and President and Chief Executive Officer of Taurus from 1997 through June 11, 2003. Since 1989, Mr. Langan has been involved in the adult entertainment business and has exercised managerial control over the grand openings and operations of more than twelve adult entertainment businesses. Mr. Langan has also been an officer of Citation Land LLC, which owned commercial income real estate in Houston, Texas. Since 1998, Mr. Langan has been a Director, President and the Chief Executive Officer of Rick's Cabaret International, Inc.

OUR  OFFICES

     Taurus maintains its executive offices at 19901 Southwest Freeway, Suite 209, Sugar Land, Texas 77479.

         Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information as of June 12, 2003 the ownership of the Taurus's common stock by each shareholder known by us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, each director, each executive officer, and all executive officers and directors as a group. Except as otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of common stock beneficially owned.

Name and                Number of             Title of            Percent of
Address                 Shares Owned          Class               Class
------------------------------------------------------------------------------
Alfred  Oglesby            9,650,000           Common  Stock       94.5%
Suite 209
19901 Southwest Fwy.
Sugar Land, Texas 77479

Eric  Langan
505 Northbelt, Suite 630
Houston, Texas  77060        250,000  (1)      Common  Stock       -0- %

All  directors  and
Executive  officers
As a group of two persons  9,900,000  (1)      Common Stock          97%

---------------


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(1)  Includes 250,000 shares owned by Rick's Cabaret International, Inc. Mr.
     Langan is an officer and director of Rick's Cabaret International, Inc. Mr. Langan disclaims beneficial and pecuniary ownership of these shares. Mr. Langan can control how these shares are voted.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial  statements  of  business  acquired.

          Audited financial statements of Bluestar will be filed by amendment to this Form 8-K not later than August 26, 2003.

(b)  Pro  forma  financial  information.

          Pro forma financial information will be filed by amendment to this Form 8-K not later than August 26, 2003.

(c)  Exhibits

Exhibit  Number          Description
-------------------------------------------------

10.1                    Stock  Exchange  Agreement

10.2                    Asset  Purchase  Agreement

10.3                    Indemnification  and  Transaction  Fee  Agreement

99.1                    Press Release


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned duly authorized.


Date:  June  13,  2003                    Taurus  Entertainment  Companies, Inc.

                               (signed)
                                          -------------------------------------
                                          /s/  Alfred  Oglesby,  President
                                          Alfred  Oglesby,  President


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